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                                                                    EXHIBIT 99.1


AHL SERVICES:                                          FITZGERALD COMMUNICATIONS
A. Clayton Perfall, CEO                                Bob Joyce  617-488-9500
703-528-9688                                           Ian Bailey  212-997-9500


               AHL SERVICES ANNOUNCES SALE OF UK STAFFING BUSINESS

       STRATEGIC DIVESTITURE FURTHER FOCUSES GROUP ON MARKETING SERVICES;
                          SALES PROCEEDS TO REDUCE DEBT

ARLINGTON, VA - March 25, 2002 - AHL Services, Inc. (NasdaqNM: AHLS), a leading provider of marketing services in the United States and specialized staffing services in Europe, announced today the sale of its UK staffing business to a UK-based private equity group for total consideration of $29.5 million. Net of transaction costs, the sale will yield $26.8 million of proceeds, which will be used to reduce AHL's outstanding bank debt. In addition, AHL will realize an incremental $5 million in funds from the UK holding company.

"The sale of our UK staffing operations is a critical step forward in restoring AHL's capital base and positioning the company for future growth," said Clay Perfall, chief executive officer of AHL Services. "We are also currently in advanced negotiations with several interested parties regarding the sale of our German staffing business and are hopeful that a transaction can be completed in the upcoming months. Once these divestitures are complete, AHL will be focused solely on growing its higher-margin marketing services businesses."

In Fiscal 2001, AHL's UK staffing business generated revenues of $92.4 million and EBITDA, before restructuring charges of $2.6 million, of $5.9 million. As a result of the sale of its UK staffing business, AHL Services will report an incremental loss from discontinued operations of approximately $9.4 million in the fourth quarter of 2001. This loss was not reflected in AHL's fourth quarter press release of March 13, 2002.

As previously announced, AHL Services is also in advanced negotiations to sell its German staffing business. Based on the status of current negotiations, AHL Services will take an additional charge of approximately $20.8 million in the fourth quarter of 2001 related to the impairment of goodwill. This loss was also not reflected in AHL's fourth quarter press release.

With the additional $30.2 million loss from the sale of the UK and Germany staffing businesses, AHL expects to report a net loss of $42.0 million, or ($2.76) per share, in the fourth quarter of 2001. AHL also expects to report a net loss of $114.9 million, or ($7.52) per share, for fiscal 2001.

AHL SERVICES, INC.
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AHL Services, Inc. is a leading provider of outsourced business services including marketing services within the United States and skilled and semi-skilled staffing services in Europe. Marketing services includes the integrated fulfillment of products, promotions and trade materials, customer relationship management, information management and merchandising services. AHL's European staffing services, which operates in Germany, provides electricians, welders, plumbers and light industrial workers. AHL has previously indicated that it intends to dispose of its European staffing operations.

FORWARD-LOOKING STATEMENTS

Certain statements in this release, and other written or oral statements made by or on behalf of AHL, are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by our forward-looking statements are: general economic conditions; pricing actions taken by competitors; labor relations; regulatory changes; integration of acquisitions; our ability to identify a buyer for, and to successfully negotiate and close the sale of, our specialized staffing services business that we operate in Germany; changes in international trade and other laws which impact the way in which AHL conducts its business; and other risk factors detailed in our filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date they are made.


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